                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                        AMENDMENT NO. 1

                               TO

                             FORM 8-K

                               ON

                           FORM 8-K/A

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                          Date of Report
                         August 10, 1996


                       Energen Corporation
      (Exact name of registrant as specified in its charter)

                             Alabama
          (State or other jurisdiction of incorporation)


                1-7810                            63-0757759
          (Commission File No.)        (IRS Employer Identification No.)


         2101 Sixth Avenue North
           Birmingham, Alabama                       35203
          (Address of principal                    (Zip Code)
          executive offices)

                          (205) 326-2700
       (Registrant's telephone number including area code)

Item 2.   Acquisition or Disposition of Assets

      As previously reported in the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, of Energen Corporation (the "Company"), on July 31, 1996, with an effective date of July 1, 1996, a subsidiary of Taurus Exploration, Inc. ("Taurus"), the oil and gas exploration and production subsidiary of the Company, acquired a 100 percent working interest in the Black Warrior Basin coalbed methane properties of Houston-based Burlington Resources Inc. ("Burlington") for $61 million. The properties are part of Burlington's recently announced accelerated divestiture program. In addition to ownership, Taurus will operate the properties. Current production is located on more than 19,000 gross acres adjacent to existing Taurus coalbed methane interests in west central Alabama. The properties include more than 100 economic wells and estimated net proved reserves of 100 billion cubic feet ("Bcf"). Substantially all of the reserves are classified as proved producing, with net annual production currently exceeding 4.5 Bcf. Through the year 2002, production from 43 of the wells qualifies for the Nonconventional Fuels Tax Credit, which presently is valued at approximately $1 per thousand cubic feet of production and increases annually with inflation. Under applicable area of mutual interest agreements, Taurus was required to offer substantial participation in the acquired properties to two of its coalbed methane partners, which participation was not exercised. The majority of the participation rights expired on August 10, 1996, and the balance of such rights expired on August 20, 1996. Accordingly, such acquisition is being reported on this Form 8-K as a result of the expiration of participation rights on August 10, 1996.

      The Company initially used a portion of its existing short-term credit facilities to acquire the foregoing properties. The Company expects to refinance a portion of its current year acquisitions, including the acquisition reported hereby, through the issuance of long-term debt during the fourth quarter of this fiscal year. The Company expects to refinance the balance of such acquisitions as well as additional investments which may be made pursuant to its ongoing acquisition program through future issuances of long-term debt and equity.


Item 7.   Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired

          See "Index to Financial Statements   Financial Statement of the
          Acquired Property" on page 4.

      (b) Pro Forma Financial Information

          See "Index to Financial Statements   Unaudited Pro Forma
          Consolidated Financial Statements" on page 4.

                            SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ENERGEN CORPORATION





DATE:     September 3, 1996       By          /s/  G. C. Ketcham

                                  G. C. Ketcham
                                  Executive Vice President,
                                  Chief Financial Officer
                                  and Treasurer

                  INDEX TO FINANCIAL STATEMENTS

                                                               Page

Financial Statement of the Acquired Property:

   Report of Independent Accountants                         5
   Statement of Revenues and Direct Operating Expenses of the Acquired
       Property for the Year Ended December 31, 1995 and Unaudited for
       the Six Months Ended June 30, 1996                    6
   Notes to the Statement of Revenues and Direct Operating Expenses    7
   Supplementary Oil and Gas Disclosures for the Acquired Property
(Unaudited)                                                  8


Unaudited Pro Forma Consolidated Financial Statements:

   Explanatory Note                                         11
   Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
       September 30, 1995                                   12
Unaudited Pro Forma Consolidated
Statement of Income for the Nine Months
       Ended June 30, 1996                                  13
   Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 14
   Notes to Unaudited Pro Forma Consolidated Financial Statements     15

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders and Board of Directors of Energen Corporation


   We have audited the accompanying statement of revenues and direct operating expenses of the Acquired Property for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement of revenues and direct operating expenses reflects the revenues and direct operating expenses attributable to the Acquired Property as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the Acquired Property.

   In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquired Property as described in Note 1 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                 COOPERS &LYBRAND L.L.P.


Birmingham, Alabama
August 30, 1996

         THE ACQUIRED PROPERTY
STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
       (in thousands of dollars)


                                                        Six Months
                                         Year Ended       Ended
                                        December 31,   June 30, 1996
                                            1995       (Unaudited)

Revenues                                     $7,812         $6,360

Lease and other direct operating
   expenses                                   5,018          2,577

Excess of revenues over direct
   operating expenses                        $2,794         $3,783




The accompanying notes are an integral part of this financial statement.

                      THE ACQUIRED PROPERTY
                    NOTES TO THE STATEMENT OF
              REVENUES AND DIRECT OPERATING EXPENSES


1. Basis of Presentation

   The accompanying financial statement represents the revenues and direct operating expenses relating to Black Warrior Basin coalbed methane properties located in west central Alabama ("the Acquired Property") acquired by a subsidiary of Taurus Exploration, Inc. ("Taurus"). Taurus acquired a 100% working interest in the Acquired Property on July 31, 1996 for $61 million with an effective date of July 1, 1996. Under applicable area of mutual interest agreements, Taurus was required to offer substantial participation to two of its coalbed methane partners, which participation was not exercised. The majority of the participation rights expired on August 10, 1996, and the balance of such rights expired on August 20, 1996.

   The financial statement is derived from the operator's historical financial records as well as certain public information. This financial statement may not be representative of future operations.

   The historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented, as such information is neither readily available on an individual property basis nor meaningful for the Acquired Property. During the period presented, the Acquired Property was not accounted for as a separate entity. This statement does not include depreciation, depletion and amortization, general and administrative, interest, federal income tax expenses, or federal income tax credits allowed under Section 29 of the Internal Revenue Code. Accordingly, the accompanying financial statement is not intended to represent the financial position or results of operations of the Acquired Property in conformity with generally accepted accounting principles.

2. Interim Financial Information

   The accompanying financial information for the six month period ended
June 30, 1996, is unaudited but reflects, in the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the revenues and direct operating expenses of the Acquired Property for such period. The revenues and direct operating expenses for such interim period is not necessarily indicative of results to be expected for the full year.

3. Related Party Transactions

   During the time periods presented, the majority of production from the Acquired Property was sold to a related entity.



                     THE ACQUIRED PROPERTY
               SUPPLEMENTARY FINANCIAL INFORMATION
        SUPPLEMENTARY OIL AND GAS DISCLOSURES   UNAUDITED


   The following gas reserve information was prepared by the Company based on studies performed by its petroleum engineering staff using information supplied by the former operator and other available information. The following table presents the estimated remaining net proved gas reserves attributable to the Acquired Property at December 31, 1995, along with a summary of changes in the quantities of net remaining proved reserves during such period.

   The Acquired Property produces pipeline-quality natural gas from coal (coalbed methane). Production of coalbed methane from wells drilled prior to January 1, 1993, qualifies through December 31, 2002, for federal income tax credits under Section 29 of the Internal Revenue Code of 1986, as amended. The tax credit currently approximates $1 per Mcf of qualifying production. Approximately 19 Bcf of the reserves of the Acquired Property qualifies for tax credit.

   Proved reserves are estimated quantities of natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.


Estimated Net Quantities of Gas Reserves Attributed to the Acquired Property

                                                             Natural Gas
                                                              (Mmcf)

   Proved Reserves at January 1, 1995 (a)             115,224
   Production                                           5,237

   Proved Reserves at December 31, 1995               109,987

   (a)  All proved reserves are developed

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
                        Oil & Gas Reserves

   The following information has been developed utilizing procedures prescribed by Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (SFAS No. 69) and is based on natural gas reserve and production volumes estimated by the Company's engineering staff. The standardized measure of discounted future net cash flows is not intended, nor should it be interpreted, to present the fair market value of the Company's natural gas reserves. An estimate of fair market value would take into consideration factors such as, but not limited to, the recovery of reserves not presently classified as proved reserves, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

   Under the Standardized Measure, future cash inflows were estimated by applying period-end oil and gas prices adjusted for fixed and determinable escalations to the estimated future production of period-end proved reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow. Future income tax estimates are included. Use of a 10% discount rate is required by SFAS No. 69.

   Management does not rely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including varying estimates of price, cost, and tax credit assumptions considered more representative of a range of possible economic conditions that may be anticipated.

   The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Gas Reserves attributed to the Acquired Property is as follows:

                                      As of December 31, 1995
                                                (In thousands)

   Future gross revenues                           $ 249,254
   Less related future production, development
      and abandonment costs                          119,621

   Future net cash flows before income taxes         129,633
   Future income tax expense including tax credits     6,538

   Future net cash flows after income taxes          123,095
   Discount at 10% per annum                          50,712

   Standardized measure of discounted future net
      cash flows relating to proved gas reserves    $ 72,383


   A summary of the changes in standardized measure of discounted future net cash flows relating to proved gas reserves attributed to the Acquired Property is as follows:

                                                   1995
                                           (In thousands)

   January 1                                       $  66,610

   Changes in prices and costs                        18,089
   Accretion of discount                               6,661
   Sales of gas, net of production costs              (5,158)
   Net changes in income taxes                       (13,819)

   Net increase                                        5,773

   December 31                                      $ 72,383




UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


   The accompanying unaudited pro forma consolidated statements of income for the year ended September 30, 1995 and the nine month period ended June 30, 1996 include pro forma acquisition adjustments that give effect to the acquisition of the Acquired Property as if such acquisition had been completed October 1, 1994 and October 1, 1995, respectively. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1996 includes the acquisition of the Acquired Property as if such acquisition had occurred on June 30, 1996.

   The unaudited pro forma consolidated financial statements are based on the assumptions set forth in the notes to such statements. Such pro forma information should be read in conjunction with the Company's financial statements and related notes thereto and is not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the dates or for the periods indicated, or of results that may occur in the future.

      ENERGEN CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)



                                        Year Ended September 30, 1995
                                            Pro Forma Adjustments
                                             Acquired      Other
                               Historical    Property    Adjustments  Pro Forma

Operating Revenues
Natural gas distribution        $295,967                               $295,967
Oil and gas production            23,655       $7,812 (A)                31,467
Other                              9,001                                  9,001
Intercompany eliminations         (7,419)                                (7,419)

Total operating revenues         321,204        7,812                   329,016

Operating Expenses
Cost of gas                      130,220                                130,220
Operations                        95,509        5,018 (A)               100,527
Maintenance                        9,849                                  9,849
DD&A                              29,577        3,142 (B)                32,719
Taxes, other than income taxes    23,640                                 23,640

Total operating expenses         288,795        8,160                   296,955

Operating Income                  32,409         (348)                   32,061

Other Income (Expense)
Interest expense                 (11,818)                   (3,593)(C)  (15,411)
Other, net                         2,398                                  2,398

Other income (expense)            (9,420)                               (13,013)

Income Before Income Taxes        22,989                                 19,048

Income tax expense (benefit)       3,681                    (4,678)(D)     (997)

Net Income                       $19,308                                $20,045

Earnings Per  Share                $1.77                                  $1.84

Average Shares Outstanding        10,906                                 10,906


See accompanying notes to the unaudited pro forma combined financial statements.

      ENERGEN CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)



                                      Nine Months Ended June 30, 1996
                                            Pro Forma Adjustments
                                             Acquired      Other
                               Historical    Property    Adjustments  Pro Forma

Operating Revenues
Natural gas distribution        $312,553                               $312,553
Oil and gas production            24,678       $8,767 (E)                33,445
Other                              1,677                                  1,677
Intercompany eliminations         (1,968)                                (1,968)

Total operating revenues         336,940        8,767                   345,707

Operating Expenses
Cost of gas                      161,645                                161,645
Operations                        72,760        3,680 (E)                76,440
Maintenance                        8,451                                  8,451
DD&A                              27,567        2,338 (F)                29,905
Taxes, other than income taxes    24,090                                 24,090

Total operating expenses         294,513        6,018                   300,531

Operating Income                  42,427        2,749                    45,176

Other Income (Expense)
Interest expense                  (9,926)                   (2,519)(G)  (12,445)
Other, net                         1,966                                  1,966

Other  income (expense)           (7,960)                               (10,479)

Income Before Income Taxes        34,467                                 34,697

Income tax expense (benefit)       7,688                    (2,374)(D)    5,314

Net Income                       $26,779                                $29,383

Earnings Per Share                 $2.44                                  $2.67

Average Shares Outstanding        10,991                                 10,991


See accompanying notes to the unaudited pro forma combined financial statements.

         ENERGEN CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
            (in thousands)

                                                June 30, 1996
                                                   Pro Forma
                                      Historical   Adjustments  Pro Forma
Assets

Property, Plant and Equipment
Utility plant                          $270,187                  $270,187
Oil and gas properties                   93,611       61,017 (H)  154,628
Other property                            4,060                     4,060
Total PP&E, net                         367,858       61,017      428,875

Current Assets                          105,775                   105,775

Other Assets                             13,956                    13,956

Total Assets                           $487,589      $61,017     $548,606

Capital and Liabilities

Capitalization
Common stock                               $111                      $111
Premium on capital stock                 84,512                    84,512
Retained earnings and capital surplus   110,034                   110,034

Total Common Shareholders' Equity       194,657                   194,657
Long-term debt                          130,652                   130,652

Total Capitalization                    325,309                   325,309

Current Liabilities
Notes payable to banks                   19,000       60,376 (H)   79,376
Other current liabilities               130,290          641 (H)  130,931

Total Current Liabilities               149,290       61,017      210,307

Deferred Credits and Other Liabilities   12,990                    12,990

Commitments and Contingencies                 0                         0

Total Liabilities                       162,280       61,017      223,297

Total Capital and Liabilities          $487,589      $61,017     $548,606

See accompanying notes to the unaudited pro forma combined financial statements.

                     ENERGEN CORPORATION
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


   The accompanying unaudited pro forma consolidated financial statements of the Company have been prepared to reflect adjustments to the Company's historical financial statements for the acquisition of the Acquired Property, on the dates indicated, for total consideration of $61 million.

   The pro forma adjustments are described as follows:

      (A) Represents pro forma adjustments to reflect the recognition of revenues and direct operating expenses of the Acquired Property for the year ended September 30, 1995.

      (B) Represents pro forma adjustments to reflect additional estimated depreciation, depletion and amortization attributable to the acquisition as if such acquisition had occurred on October 1, 1994. The additional depreciation, depletion and amortization amounts were calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves. The Company's actual and pro forma depletion rates for the year ended September 30, 1995, were $0.88 and $0.78 per Mcfe produced, respectively.

      (C) Represents pro forma adjustments to reflect increased interest expense as if the Company incurred borrowings under its credit agreement to finance the $61 million acquisition cost at an average interest rate of 5.95% for the Acquired Property as of October 1,1994.

      (D) Represents pro forma adjustments for estimated federal income tax expense using the Company's average tax rate of 35% and pro forma recognition of Section 29 federal income tax credits.

      (E) Represents pro forma adjustments to reflect the recognition of revenues and direct operating expenses of the Acquired Property for the nine month period ended June 30, 1996.

      (F) Represents pro forma adjustments to reflect additional estimated depreciation, depletion and amortization attributable to the acquisition as if such acquisition had occurred on October 1, 1995. The additional depreciation, depletion and amortization amounts were calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves. The Company's actual and pro forma depreciation, depletion and amortization rates for the period ended June 30, 1996 were $1.06 and $0.93 per Mcfe produced, respectively.

     (G) Represents pro forma adjustments to reflect increased interest expense as if the Company incurred borrowings under its credit agreement to finance the $61 million aggregate acquisition cost at an average interest rate of 5.68% for the Acquired Property on October 1, 1995.

     (H) Represents pro forma adjustments to reflect the acquisition of the Acquired Property for total consideration of $61 million as if such acquisition occurred on June 30, 1996.